                                                                   EXHIBIT 10.23

                                   SUBLEASE


                                By and Between

                              AUTOIMMUNE INC., as

                                 Sublandlord,

                                      and

                               ANTIGENICS, LLC,

                                 as Subtenant.

                               TABLE OF CONTENTS

 1.    Overlease
 2.    Sublease
 3.    Obligations of Parties
 4.    Term; Delivery of Subleased Premises
 5.    Annual Rent; Financed Allowance Amount
 6.    Escalation and Other Charges
 7.    Improvements
 8.    Notice
 9.    Assignment and Subletting
10.    Broker
11.    Parties
12.    Security Deposit
13.    Sublease Subject To Overlandlord's Consent
14.    Sublandlord's Indemnity
15.    Signage
16.    Parking
17.    Financial Statements

                                    SUBLEASE


    Effective as of November 1, 1997, AutoImmune Inc., a Delaware corporation ("Sublandlord"), and Antigenics, LLC, a Delaware limited liability company ("Subtenant"), hereby agree as follows:



1.  Overlease. As used herein, the term "Overlease" shall mean the Lease
    ---------
dated December 3, 1992, as amended to date, from Ledgemont Realty Trust, as Landlord, to Sublandlord, as Tenant, of premises (the "Overlease Premises") on the 400, 500 and 600 levels in the building known as Building B of One Ledgemont Center and on the 500 level in the building known as Building C of One Ledgemont Center located at 128 Spring Street, Lexington, Massachusetts. A copy of the Overlease, including all amendments, is attached hereto as Exhibit B.
                                                           ---------


2.  Sublease. Sublandlord hereby subleases to Subtenant the portion of the
    --------
Overlease Premises shown on Exhibit A hereto, consisting of approximately 21,627
                            ---------
square feet on the 400, 500 and 600 levels of Building B of One Ledgemont Center (the "Subleased Premises"), subject to the terms and conditions hereof. This Sublease is a sublease under the Overlease and is subject to all of the terms and provisions thereof. To the extent applicable to the Subleased Premises and subject to the provisions hereof, this Sublease shall be deemed to contain all of the same covenants, agreements, conditions, terms and provisions as contained in the Overlease, mutatis mutandis (the necessary changes being made to reflect
                  ------- --------
the fact that Sublandlord is the Landlord, Subtenant is the Tenant and the Premises include only the Subleased Premises) except to the extent otherwise provided herein and except that the following provisions of the Overlease shall not apply hereto:


    The reference to "Extension Term" in Section 1.1, the second paragraph of
Section 2.2, the last sentence of Section 2.3, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Section 3.1.1, Section 3.1.2,
Section 3.1.3 (except for the second sentence of the second paragraph), the last paragraph of Section 3.2.1, the last paragraph of Section 3.2.2, Section 4.1.2, the second paragraph of Section 5.1.5, Section 7.11, Section 8.1, Section 9.1,
Section 8.10 of Original Lease dated December 3, 1992 (the "Original Lease"); the entire Third Amendment of Lease dated October 23, 1996; Section 6 of Second Amendment of Lease dated February 1, 1996; and Sections 6, 7, 9, 12 and 13 of First Amendment of Lease dated October 31, 1993.


    For the purpose of Section 6.2 of the Overlease, references to "other," "other party" and "each party" shall be deemed to mean any of Overlandlord, Sublandlord and Subtenant, or each of them, as appropriate.


3.  Obligations of Parties. Subtenant hereby agrees to perform all of the
    ----------------------
obligations applicable to the Subleased Premises imposed on Sublandlord as Tenant under the Overlease except for the payment of rent and other charges to Overlandlord, subject to Sections 5 and 6 hereof and except as expressly provided for herein. Sublandlord shall have no obligations or liabilities under this Sublease except as provided in the following sentence and in the following Sections of this Sublease. Provided that Subtenant is not in default hereunder, Sublandlord hereby agrees to:


  (a) pay all rent and other charges due to the Overlandlord under the Overlease;


  (b) perform all of its obligations under the Overlease except to the extent that Subtenant has agreed to perform such obligations in connection with the Subleased Premises; and


  (c) use reasonable efforts to cause the Overlandlord to perform all of the obligations imposed upon the Overlandlord under the Overlease which are applicable to this Sublease.


     This Sublease is subject and subordinate to the Overlease and shall terminate upon the expiration or earlier termination of the Overlease.


    Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims, suits, damages, liabilities and expenses, including reasonable attorneys' fees, arising out of Subtenant's use and occupancy of the Subleased Premises.

    The insurance maintained by Subtenant pursuant to Section 6.1.1 of the Overlease shall name Subtenant, Sublandlord, Overlandlord and any other parties required by such Section as insureds.


4.  Term; Delivery of Subleased Premises. The term of this Sublease shall begin
    ------------------------------------
on the date that Overlandlord issues its consent to this Sublease (the "Commencement Date") and shall expire on December 2, 1999, unless sooner terminated pursuant to the terms hereof. Sublandlord shall deliver possession of the Subleased Premises to Subtenant in "as is" condition on the Commencement Date. Subtenant agrees to accept the Subleased Premises in its "as is" condition on the Commencement Date, without any obligation on the part of Sublandlord to construct any improvements or perform any work therein whatsoever. Sublandlord makes no representation or warranty with respect to the condition thereof.


5.  Annual Rent; Financed Allowance Amount. Subtenant shall pay to
    --------------------------------------
Sublandlord Annual Rent (in lieu of the Annual Rent set forth in the Overlease) at the following rates per annum payable by equal monthly installments in advance on or before the first of each month (or prorated amounts of such installments, in the case of partial months):


  (a) For the period commencing on the Commencement Date and ending on December 2, 1997: $302,778.00 per annum ($14.00 per rentable square foot); $25,231.50 per month; and

     (b) For the period commencing on December 3, 1997 and ending on December 2, 1999: $324,405.00 per annum ($15.00 per rentable square foot); $27,033.75 per month.

  During the term of this Sublease, Subtenant shall also pay monthly to Sublandlord as additional rent the $1,512.76 monthly payment (or the prorated amount of such installment, in the case of partial months) that Tenant is obligated to pay to Landlord for the Financed Allowance Amount (plus interest) under Section 3.1.3 of the Original Lease.

6.  Escalation and Other Charges. During the term of this Sublease, Subtenant
    ----------------------------
shall pay to Sublandlord the real estate tax, operating expense and other charges due to Overlandlord under Article IV of the Overlease in accordance with the "Real Estate Tax", "Operating" and "EUA Complex" percentages listed under the heading "Sublease" on Exhibit C hereto at least five (5) days prior to the dates that such charges are due to Overlandlord under the Overlease.

  With respect to utilities, other additional rent and other charges under the Overlease, Subtenant shall pay to Sublandlord its proportionate share (21,627/ 22,527 = 96%) of such charges allocable to the portion of the Overlease Premises located within Building B of One Ledgemont Center, which payments shall be due within ten (10) days of Sublandlord's billing therefor.

7.  Improvements. Subtenant shall obtain the consent of Overlandlord to any
    ------------
improvements or alterations Subtenant shall desire to make in the Subleased Premises, and Sublandlord agrees that it will not unreasonably withhold its consent to any alterations or improvements consented to by Overlandlord. Notwithstanding any terms or provisions of the Overlease to the contrary, in no event shall Sublandlord be obligated to provide Subtenant with any allowance or reimbursement for Subtenant's costs of performing any such alterations or improvements. In the event Subtenant shall make any improvements or alterations in the Subleased Premises and Overlandlord shall require the removal thereof, Subtenant shall remove the same and repair all damage caused thereby prior to the expiration of the term of this Sublease.

8.  Notice. All notices or communications authorized or required hereunder shall
    ------
be given to Sublandlord at One Ledgemont Center, 128 Spring Street, Lexington, Massachusetts, Attention: President, and to Subtenant at 630 Fifth Avenue, Suite 2170, New York, New York 10111, by certified or registered mail, return receipt requested, or by a national overnight delivery service which maintains delivery records. Either party may by written notice to the other designate another address of such party for the purposes of this Section 8.

9.    Assignment and Subletting. Notwithstanding any term or provision of the
      -------------------------
Overlease to the contrary, Subtenant shall not assign this Sublease or sublet all or any part of the Subleased Premises without Sublandlord's consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Sublandlord's consent shall not be required with respect to an assignment or subletting to an entity which controls, is controlled by or is under common control with Sublandlord, provided that any such transfer complies with the terms and provisions of the last paragraph of Section 5.1.11 of the Overlease as if Sublandlord were the "Landlord" and Subtenant were the "Tenant" under such last paragraph of Section 5.1.11.

10.  Broker. Subtenant represents and warrants to Sublandlord that it has not
     ------
directly or indirectly dealt with any broker or agent with respect to the Subleased Premises, or had its attention called to the Subleased Premises by any broker or agent. Subtenant agrees to save harmless and indemnity Sublandlord against any claims for a commission arising out of a breach of Subtenant's representations and warranties in this Section 10.

11.  Parties. The terms "Sublandlord" and "Subtenant" were used herein shall
     -------
include their respective successors and assigns where the context so requires or permits and this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.  Security Deposit. Simultaneously with Subtenant's execution hereof,
     ----------------
Subtenant shall pay one month of the Annual Rent due hereunder to Sublandlord as the Security Deposit (the "Security Deposit"). The Security Deposit will be held by Sublandlord (without interest) as security for and during the Term, which deposit shall be returned to Subtenant within twenty (20) days after the expiration or termination of this Lease, provided there exists no breach of any undertaking of Subtenant. If all or any part of the Security Deposit is applied to an obligation of Subtenant hereunder, Subtenant shall within twenty (20) days of demand by Sublandlord restore the Security Deposit to its original amount; provided, however, that Subtenant shall have no right to direct Sublandlord to so apply the Security Deposit and Sublandlord shall be under no obligation to do so. Upon any conveyance by Sublandlord of its interest under this Lease, the Security Deposit shall be delivered by Sublandlord to Sublandlord's grantee or transferee.

13.  Sublease Subject to Overlandlord's Consent. Notwithstanding the parties'
     ------------------------------------------
execution and delivery of this Sublease, this Sublease shall not be deemed to be effective unless and until Overlandlord has consented to the same.

14.  Sublandlord's Indemnity. Sublandlord hereby indemnifies and holds harmless
     -----------------------
Subtenant from and against any and all claims, suits, damages (except for consequential damages), liabilities and expenses to the extent the same are caused by (i) Sublandlord's breach of its obligations under this Sublease and
(ii) Sublandlord's negligence or willful misconduct relating to the Subleased Premises.

15.  Signage. Sublandlord agrees that Subtenant shall be entitled to install
     -------
signage for the Subleased Premises provided that Overlandlord has consented to the installation of the same.

16.  Parking. So long as Subtenant is not in default hereunder beyond the
     -------
expiration of applicable notice and cure periods, Subtenant shall have the right to use 51 of the 71 spaces currently allotted to Tenant under the Overlease.

17.  Financial Statements. Subtenant shall furnish to Sublandlord financial
     --------------------
statements of Subtenant not later than 45 days after following the close of Subtenant's fiscal year and each quarter thereof. Financial statements for each fiscal year and quarter shall be prepared and certified by Subtenant's comptroller. All financial statements delivered pursuant hereto shall be received by Sublandlord in confidence and neither such statements nor the contents thereof shall be disclosed to third parties except to Overlandlord and to Sublandlord's mortgagee(s) if and as required by the terms of any agreements with such mortgagee(s) and except to Sublandlord's accountants or attorneys; provided that if Sublandlord delivers such statements to any of such parties, it shall only do so if the same is accompanied by a written notice directing such parties to hold such statements in confidence.

Witness the execution hereof under seal as of the date first above written.


                                  SUBTENANT:

                                  ANTIGENICS, LLC


                                  By: [SIGNATURE APPEARS HERE]
                                     --------------------------------
                                     Its: CHAIRMAN & CEO


                                  SUBLANDLORD:

                                  AUTOIMMUNE INC.


                                  By: [SIGNATURE APPEARS HERE]
                                     --------------------------------
                                     Its: PRESIDENT & CEO

                                   EXHIBIT C
                                   ---------

AutoImmune Inc.
Sub Lease Summary
October 2, 1997

Total
                                               %
                    Square -----------------------------------------
  Building   Floor   Feet   Real Estate Tax  Operating  EUA Cogenex  Parking
-------------------------------------------------------------------------------
  B-Annex     400     8,088          4.4362%    6.1540%      4.5212%        71
     B        400     6,111          7.6894%   10.6700%      7.8367%
     B        500     7,908
     B        600     8,508          4.6666%    6.4800%      4.7560%
     C        500     2,694          1.4766%    2.0500%      1.5060%
                    -------
                     33.309
                    =======


Sublease
                                                 %
                    Square ------------------------------------------
  Building   Floor   Feet   Real Estate Tax  Operating  EUA Cogenex  Parking
-------------------------------------------------------------------------------
   B-Annex    400         0          0.0000%    0.0000%      0.0000%        51
     B        400     5,211          6.5569%    9.0986%      6.6825%
     B        500     7,908
     B        600     8.508          4.6666%    6.4800%      4.7560%
     C        500         0          0.0000%    0.0000%      0.0000%
                    -------
                     21.627
                    =======